CRAiLAR Media Contact:
Ryan Leverenz
Director, Corporate Communications
(415) 999-1418
ryan.leverenz@crailar.com

CRAiLAR Officer
Ted Sanders
CFO
(503) 387-3941
ir@crailar.com

SAC Media Contact
Tim Gnatek
(415) 342-6632
tim@bluepractice.com

CRAiLAR Technologies Joins the Sustainable Apparel Coalition

Victoria, B.C. and Portland, Ore. (May 22, 2013) - CRAiLAR Technologies Inc. ("CRAiLAR" or the "Company") (TSXV: CL) (OTCBB: CRLRF), which produces and markets CRAiLAR(R) Flax, The Friendliest Fiber On The Planet(TM), has joined the Sustainable Apparel Coalition (SAC) and will use the group's sustainability measurement tool, the Higg Index, to measure environmental responsibility across its agriculture and manufacturing processes.

With its membership in the SAC, CRAiLAR joins more than 90 global brands, retailers and manufacturers, as well as government, non-profit environmental organizations, and academic institutions, which are collectively committed to improving supply chain sustainability in the apparel and footwear industries.

In its relationship with the SAC, CRAiLAR will contribute both data and resources to support the Higg Index, which gauges environmental sustainability and drives supply chain decision-making to better efficiency and sustainability impact. The Higg Index is an open source, indicator-based tool that allows suppliers, manufacturers, brands and retailers to evaluate materials, products, facilities and processes based on environmental and product design choices.

"With the SAC's leadership position in the apparel and textiles sectors, we are pleased to contribute to a model for how industries can collaborate in making a positive impact on value chain performance," said Ken Barker, CEO of CRAiLAR. "CRAiLAR Flax is a natural fiber that can make an immediate and dramatic impact on product sustainability, a priority of SAC members and non-members alike."

"We welcome the addition of CRAiLAR to the Coalition, and look forward to their participation in this industry-wide effort in sustainability, " said Coalition Executive Director Jason Kibbey. "Having CRAiLAR as part of the Coalition widens the scope of our impact within the apparel industry and accelerates the change we're making towards responsible industry actions."

There are currently more than 90 members of the SAC, the majority of which are global brands and retailers including: adidas, C&A, Gap, H&M, JC Penny, Kohl's, Levi's, L.L. Bean, M&S, Nike, Nordstrom, Puma, REI, Target, and VF Corporation. More information on SAC, the complete Higg Index, and a full list of members can be found at www.apparelcoalition.org.

About the Sustainable Apparel Coalition:
The Sustainable Apparel Coalition, representing more than one-third of the global apparel and footwear industries, was formed by sustainability leaders and leading environmental and social organizations to address current social and environmental challenges. Recognizing that improved supply chain practices are both a business imperative and an opportunity, the Coalition seeks to lead a shared vision of industry supply chain sustainability through the creation and use of the Higg Index. In measuring and evaluating apparel and footwear product sustainability performance through the Higg Index, the Coalition aims to spotlight priorities for action and opportunities for technological innovation.

About CRAiLAR Technologies Inc.
CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Brilliant Global Knitwear, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, PVH Corp., Cotswold Industries, Cone Mills and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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